UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 24, 2017

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 24, 2017 the Registrant, together with its wholly-owned subsidiaries Minera Gold Stake Holdings Corp., Granges Inc. and Minera Gold Stake, S.A. de C.V. (“MGS”), has entered into an agreement (the “Option Agreement”) to option its interest in the Guadalupe de los Reyes gold and silver project in Sinaloa, Mexico (the “GdlR Project”) to Minera Alamos Inc. and its subsidiary Minera Alamos de Sonora S.A. de C.V. (“Minera Alamos”).  The Option Agreement provides Minera Alamos, an advanced stage exploration and development company of gold and copper-molybdenum projects in Mexico, with an exclusive right and option right to earn a 100% interest in the GdlR project by (i) making payments totaling $6,000,000 comprised of a payment of $1,500,000 made at the execution of the Option Agreement (“Option Grant Date”), two successive payments of $1,500,000 each to be made at the one-year and two-year anniversaries of the Option Grant Date; and a final $1,500,000 payment to be made before the four-year anniversary of the Option Grant Date; (ii) maintaining the concessions comprising the GdlR Project in good standing; (iii) fulfilling all of the obligations of MGS to the Ejido La Tasajera (the “Ejido”) as set out in the temporary occupation contract between MGS and the Ejido; (iv) granting the Registrant a capped NSR royalty on production from open pit mining (the “Open Pit NSR”) at rates that range from 1% (at gold prices of $1400/oz or less) to a maximum of 2% (at gold prices above $1600/oz) up to an aggregate of $2,000,000 in royalty payments; (v) granting the Registrant a perpetual NSR royalty on production from underground mining (the “Underground NSR”) at rates that range from 1% (at gold prices of $1400/oz or less) to a maximum of 2% (at gold prices above $1600/oz); and (vi) granting the Registrant the right to assume a 49% non-carried interest in an underground project if Minera Alamos decides to develop an underground mine at the GdlR Project (the “Back-in Right”).

Subject to Minera Alamos timely making all the option payments, and fulfilling its other obligations with respect to the Option Agreement, the Registrant will transfer 100% of the ownership of the GdlR Project to Minera Alamos and the Open-Pit NSR and Underground NSR will be granted to the Registrant.

If Minera Alamos discovers, and decides to develop, an underground mine at the GdlR Project and the Registrant exercises the Back-in Right, the Registrant and Minera Alamos have agreed to form a joint venture to develop and operate the underground mine.  If the joint venture is formed, the Underground NSR will terminate.

This summary of the material terms of the Option Agreement are qualified in their entirety by the Option Agreement attached hereto as Exhibit 10.1.

Item 7.01  Regulation FD

On October 24, 2017, the Registrant issued a press release announcing that it entered into an agreement to option its interest in the Guadalupe de los Reyes gold/silver project in Sinaloa, Mexico, to Minera Alamos.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

10.1       Option Agreement – Guadalupe de los Reyes

99.1Press Release dated October 24, 2017*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: October 27, 2017	By: /s/John F. Engele John F. Engele Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description

10.1Option Agreement – Guadalupe de los Reyes

99.1Press Release dated October 24, 2017*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.